Exhibit 99.1

Table Trac Announces Quarterly Dividend

MINNETONKA, Minn., August 9, 2024 -- On August 9, 2024, The Board of Directors of Table Trac Inc. (the “Company”) (OTCQX: TBTC) approved a cash dividend on the Company’s common stock of $0.01 per share. The dividend is payable on September 13, 2024 to shareholders of record at the close of business on August 30, 2024.

About Table Trac, Inc.

Founded in 1995, Table Trac, Inc. designs, develops and sells casino information and management systems. The company has systems installed in North, South, and Central America, as well as Australia and the Caribbean. More information is available at http://www.tabletrac.com/.

Forward Looking Statements

This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

For more information:

Randy Gilbert

Table Trac, Inc.

952-548-8877